UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PAYMENTUS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PAYMENTUS HOLDINGS, INC.

18390 NE 68TH ST.

REDMOND, WASHINGTON 98052

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m., Pacific Time, on Friday, June 3, 2022

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2022 annual meeting of stockholders of Paymentus Holdings, Inc., to be held on Friday, June 3, 2022 at 10:00 a.m., Pacific Time. The annual meeting will be conducted virtually via live audio webcast. We are committed to ensuring that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PAY2022, where you will be able to listen to the meeting live, submit questions and vote online.

We are holding the annual meeting to act upon the following matters, as more fully described in the accompanying proxy statement:

•

to elect two Class I directors to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and

•	to transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 7, 2022 as the record date for the annual meeting. Only stockholders of record on April 7, 2022 are entitled to notice of and to vote at the annual meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to Be Held on Friday, June 3, 2022. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access over the Internet our proxy statement for our annual meeting and our annual report to stockholders. The Notice provides instructions on how to vote and includes instructions on how to receive a copy of our proxy materials and annual report by mail or e-mail. The Notice, our proxy statement and our annual report to stockholders can be accessed directly at the following Internet address: www.proxyvote.com, using the 16-digit control number located on the Notice or, if you requested to receive a printed copy of the proxy materials, your accompanying proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the annual meeting and to vote your shares at the annual meeting.

On behalf of the directors, management and employees of Paymentus, thank you for your continued support of and ownership in our company.

By order of the Board of Directors,

Dushyant Sharma
Chairman, President and Chief Executive Officer Redmond, Washington
April 21, 2022

-i-

PAYMENTUS HOLDINGS, INC.

PROXY STATEMENT

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held at 10:00 a.m., Pacific Time, on Friday, June 3, 2022

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of Paymentus Holdings, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Friday, June 3, 2022 at 10:00 a.m., Pacific Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PAY2022, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.

The Notice of Internet Availability of Proxy Materials, or Notice, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 21, 2022 to all stockholders of record as of April 7, 2022. The proxy materials and our annual report can be accessed as of April 21, 2022 by visiting https://ir.paymentus.com/financials/sec-filings. If you receive a Notice, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice.

What proposals will be voted on at the annual meeting?

The following proposals will be voted on at the annual meeting:

•

the election of two Class I directors to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal; and

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends that you vote your shares:

•	“FOR ALL” the director nominees named in this proxy statement; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote in accordance with their judgment on such matter.

Who is entitled to vote at the annual meeting?

Holders of our Class A and Class B common stock as of the close of business on April 7, 2022, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting and any postponement or adjournment of the meeting.

How many shares can be voted at the annual meeting?

As of the record date, there were 17,715,046 shares of our Class A common stock outstanding and 103,336,337 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each matter properly brought before the annual meeting, and each share of Class B common stock is entitled to ten votes on each matter properly brought before the annual meeting. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.

Through their ownership of Class B common stock, can Accel-KKR and our founder and chief executive officer determine the outcome of the proposals?

Yes. Our Class B common stock has ten votes per share and our Class A common stock has one vote per share. Because of the ten-to-one voting ratio between our Class B common stock and Class A common stock, as of the record date, Accel-AKKR, or AKKR, and our founder and chief executive officer, collectively controlled approximately 99% of the voting power of our outstanding common stock and therefore are able to control all matters submitted to our stockholders for approval at the annual meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

As summarized below, there are some distinctions between shares held of record and those owned beneficially, or in “street name.”

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. We have enclosed a proxy card for you to use. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Beneficial Owners, or “Street Name” Stockholders

If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. If you do not provide voting instructions, your shares may constitute broker non-votes. If you wish to participate in the meeting and your shares are held in street name, you must obtain, from the broker, bank or nominee that holds your shares, the information required, including a 16-digit control number, in order for you to be able to participate in, and vote at, the annual meeting. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

What are broker non-votes and abstentions?

A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a street name stockholder, your bank, broker or other nominee holder of record is permitted to vote your shares on the ratification of the independent registered public accounting firm, which is a routine matter, even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any non-routine matter, including for example, a director election, a matter relating to executive compensation or any stockholder proposal. In that case, without your voting instructions, a broker non-vote will occur. You should consult your bank, broker or other nominee holder if you have questions about this.

An “abstention” will occur at the annual meeting if your shares of common stock are deemed to be present at the annual meeting, either because you virtually attend the annual meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the annual meeting.

Is there a list of registered stockholders entitled to vote at the annual meeting?

A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 5:00 p.m., Pacific Time, at our principal executive offices located at 18390 NE 68th St., Redmond, Washington 98052 by contacting our corporate secretary. The list of registered stockholders entitled to vote at the annual meeting will also be available online during the annual meeting at www.virtualshareholdermeeting.com/PAY2022, for those stockholders attending the annual meeting.

How many votes are needed for approval of each proposal?

Proposal No. 1—Election of directors

Each director is elected by a plurality of the voting power of the shares present virtually or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote “FOR ALL” director nominees named herein, (2) “WITHHOLD ALL” votes for all such director nominees or (3) vote “FOR ALL EXCEPT,” which is a vote for all director nominees other than any nominees with respect to whom your vote is specifically withheld by indicating such in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Proposal No. 2—Ratification of independent registered public accounting firm

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares cast. You may vote “FOR” or “AGAINST” this proposal, or you may indicate that you wish to “ABSTAIN” from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum. However, abstentions are not considered votes cast for or against a proposal, and thus will have no effect on the outcome of the vote on this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented by proxy at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of holders of a majority of the voting power of our stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?

Stockholders of Record

If you are a stockholder of record, you may vote in one of the following ways:

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 8:59 p.m., Pacific time, on June 2, 2022 (have your Notice or proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903, 24 hours a day, seven days a week, until 8:59 p.m., Pacific time, on June 2, 2022 (have your Notice or proxy card in hand when you call);

•	by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received by 8:59 p.m., Pacific time, on June 2, 2022; or

•

by attending the annual meeting virtually by visiting www.virtualshareholdermeeting.com/PAY2022, where you may vote during the meeting (have your Notice or proxy card in hand when you visit the website).

Submitting your proxy by Internet, by telephone or by mail will in no way limit your right to vote at the annual meeting if you later decide to attend virtually. Even if you currently plan to virtually attend the annual meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the annual meeting.

Street Name Stockholders

If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or Notice indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or Notice. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholders of Record

If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	“FOR ALL” director nominees named in this proxy statement; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders

Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker, bank or other nominee will not have discretion to vote on any other proposals, including the election of directors, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy after I return my proxy card?

Stockholder of Record

If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:

•	entering a new vote by Internet or telephone prior to 8:59 p.m., Pacific time, on June 2, 2022;

•	completing and returning a later-dated proxy card, which must be received prior to 8:59 p.m., Pacific time, on June 2, 2022;

•

delivering a written notice of revocation to our corporate secretary at Paymentus Holdings, Inc., 18390 NE 68th St., Redmond, Washington 98052, Attention: Corporate Secretary, which must be received by 8:59 p.m., Pacific time, on June 2, 2022; or

•	virtually attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders

If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change your vote or revoke your proxy.

What do I need to do to attend the annual meeting?

We will be hosting the annual meeting via live audio webcast only. The live audio webcast of the annual meeting will be available for listening by the general public, but participation in the annual meeting, including voting shares and submitting questions, will be limited to stockholders. Attendees will be required to comply with meeting the guidelines and procedures available at www.virtualshareholdermeeting.com/PAY2022.

Stockholders of Record

If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/PAY2022. To attend and participate in the annual meeting, you will need the 16-digit control number included on your Notice or proxy card. If you lose your control number, you may join the annual meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business as of the record date. The annual meeting live audio webcast will begin promptly at 10:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

Street Name Stockholders

If you were a street name stockholder as of the record date and your voting instruction form or Notice indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or Notice. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.

Can I ask questions at the annual meeting?

You may submit questions via the Internet during the annual meeting by participating in the webcast at www.virtualshareholdermeeting.com/PAY2022. We will answer timely submitted questions on a matter to be voted on at the annual meeting before voting is closed on the matter. Following adjournment of the formal business of the annual meeting, we will address appropriate general questions from stockholders regarding our company in the order in which the questions are received. Questions received during the annual meeting will be presented as submitted, uncensored and unedited, except that we may omit certain personal details for data privacy protection issues and we may edit profanity or other inappropriate language. If we receive substantially similar questions, we will group those questions together and provide a single response to avoid repetition. Additional information regarding the submission of questions during the annual meeting can be found in our 2022 Rules of Conduct and Procedure, available at www.virtualshareholdermeeting.com/PAY2022.

As noted above, if you lose your control number, you may join the annual meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business as of the record date.

How can I get help if I have trouble checking in or listening to the annual meeting online?

Online check-in to the annual meeting webcast will begin at 9:45 a.m., Pacific Time. You should allow ample time to log in to the meeting webcast and test your computer audio system. During online check-in and continuing through the duration of the annual meeting, we will have technicians standing by to assist you with any technical difficulties you may have accessing the annual meeting. If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Matt Parson, our chief financial officer, and Andrew Gerber, our general counsel and secretary, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?

We have retained Broadridge Financial Solutions to tabulate the votes and serve as the independent inspector of election for the annual meeting.

How can I contact Paymentus’ transfer agent?

You may contact our transfer agent, American Stock Transfer & Trust Company, by telephone at (800) 937-5449 or (718) 921-8124, or by writing American Stock Transfer & Trust Company, at 6201 15th Avenue, Brooklyn, New York 11219. You may also access instructions with respect to certain stockholder matters (such as a change in your address) via the Internet at https://www.astfinancial.com/.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. If you choose to access the proxy materials or vote over the Internet, however, you are responsible for Internet access charges you may incur. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees, and we will reimburse the reasonable out-of-pocket expenses they incur in doing so. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. At our discretion, we may engage a proxy solicitation firm to assist us with the solicitation process, for which we will bear the costs of any such engagement.

Where can I find the voting results of the annual meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. We believe that this process expedites stockholders’ receipt of the proxy materials, lowers the costs of the annual meeting and helps conserve natural resources. As a result, we are mailing to our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings. We may, at our discretion, voluntarily choose to mail or deliver a paper copy of the proxy materials, including our proxy statement and annual report, to one or more stockholders.

Can I access the proxy statement and annual report on the Internet?

Yes. As noted above, we are furnishing our proxy materials to our stockholders via the Internet, except for those stockholders who have elected to receive paper copies. We highly recommend that you receive electronic delivery of our proxy statements, annual reports and other stockholder communications. This helps reduce the use of paper and reduces our printing, postage and other costs. If you have previously requested paper copies of such materials, you can elect to receive electronic copies when you vote on the Internet.

This proxy statement, the form of proxy card and our annual report are available at www.proxyvote.com. If you are a stockholder of record who has requested to receive paper copies of the proxy materials and would like to access our future proxy statements and annual reports electronically instead of receiving paper copies in the mail, there are several ways to do this. You can mark the appropriate box on your proxy card or follow the instructions if you vote by telephone or the Internet. If you choose to access future proxy statements and annual reports on the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address for those materials. Your choice will remain in effect until you advise us otherwise. If you have Internet access, we hope you make this choice.

What does it mean if I receive more than one Notice or more than one set of printed proxy materials?

If you receive more than one Notice or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or may be registered in different accounts. Please follow the voting instructions on each Notice or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one copy of the Notice or proxy statement and annual report. How may I obtain an additional copy of the Notice or proxy statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice or proxy statement and annual report, as applicable, you may contact us as follows:

Paymentus Holdings, Inc.

Attention: Investor Relations

18390 NE 68th St.

Redmond, Washington 98052

Tel: (888) 440-4826

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Who should I contact if I have questions?

If you are a holder of our common stock through a brokerage account and you have any questions or need assistance in voting your shares, you should contact the broker or bank where you hold the account.

If you are a registered holder of our common stock and you have any questions or need assistance in voting your shares, please call our Investor Relations department at (888) 440-4826.

As an additional resource, the SEC website has a variety of information about the proxy voting process at www.sec.gov/spotlight/proxymatters.shtml.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. UNDER NO CIRCUMSTANCES DOES THE DELIVERY OF THIS PROXY STATEMENT CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors currently consists of seven directors, six of whom are independent under the listing standards of the New York Stock Exchange, or the NYSE. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of April 7, 2022, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
William Ingram(1)(3)	I	65	Director	2021	2022	2025
Robert Palumbo(2)(3)	I	56	Lead Independent Director	2011	2022	2025
Continuing Directors
Jody Davids(1)	II	66	Director	2022	2023	—
Adam Malinowski	II	35	Director	2019	2023	—
Gary Trainor(1)	II	69	Director	2011	2023	—
Dushyant Sharma	III	53	Chairman	2011	2024	—
Jason Klein(1)(2)	III	49	Director	2011	2024	—

(1)	Member of audit committee
(2)	Member of compensation committee
(3)	Member of nominating and corporate governance committee

Nominees for Director—Class I

William Ingram has served as a member of our board of directors since February 2021. Mr. Ingram previously served as the chief financial officer and treasurer of Avalara, Inc., a provider of software for automated tax compliance that is listed on the NYSE, from December 2015 to March 2020. Prior to joining Avalara, Mr. Ingram served as interim chief financial officer of Khan Academy, a provider of online learning resources, from April 2015 to December 2015. Mr. Ingram also held various executive roles at Leap Wireless International, Inc., the parent company of Cricket Wireless, a wireless telecommunications provider, including executive vice president and chief of strategy, from August 2007 to March 2014, and with the acquiring company, AT&T, from March 2014 to January 2015. Mr. Ingram currently serves on the boards of directors of Avalara and CCC Intelligent Solutions Holdings Inc., a provider of technologies and applications for the property and casualty insurance industry that is listed on the NYSE. Mr. Ingram holds a B.A. in Economics from Stanford University and an M.B.A. from Harvard Business School. We believe Mr. Ingram’s experience in the areas of corporate strategy, finance and business transactions, as well as his experience working with other public technology and software companies, qualify him to serve on our board of directors.

Robert Palumbo has served as a member of our board of directors since September 2011. Mr. Palumbo has served as managing director and founding partner of Accel-KKR, or AKKR, since November 2004, and currently serves on the boards of several of AKKR’s private portfolio companies. Mr. Palumbo holds an A.B. from Princeton University. We believe Mr. Palumbo’s experience in the areas of corporate strategy, finance, investment banking, business transactions and software investments, as well as his experience working with other technology and software companies, qualify him to serve on our board of directors.

Continuing Directors—Class II

Jody Davids has served as a member of our board of directors since April 2022. Ms. Davids currently serves as a director of Premier, Inc., a Nasdaq-listed, technology-driven healthcare improvement company, and as a member of its audit and compliance committee and its nominating and governance committee. She previously served as senior vice president and global chief information officer of PepsiCo, Inc., a NYSE-listed company that has a global portfolio of food and beverage brands, from April 2016 to October 2019. Prior to that role, she served as chief information officer of Agrium, Inc., a NYSE-listed and Toronto Stock Exchange-listed company that is a global producer and marketer of nutrients for agricultural and industrial markets, from April 2014 to April 2016. Ms. Davids served in various executive and consulting roles with Agrium, Best Buy, Inc., a NYSE-listed company, and Cardinal Health, Inc., a NYSE-listed company, from 2000 to 2014. She serves as a director and member of the audit, technology and markets committees of Midcontinent Independent System Operator (MISO) and as a board member of Movista, Inc. Ms. Davids holds a B.A. in Human Resources Management and Business and an M.B.A. from San Jose State University. We believe that Ms. Davids’ strong background in information technology and cybersecurity risk management and her leadership experience serving in corporate senior executive positions of other publicly traded companies, qualify her to serve on our board of directors.

Adam Malinowski has served as a member of our board of directors since April 2019. Mr. Malinowski has served as an investment professional at AKKR since August 2010, and currently serves on the boards of several of AKKR’s private portfolio companies. Mr. Malinowski holds a B.S. in Business Administration and a B.A. in Economics from the University of California, Berkeley. We believe Mr. Malinowski’s experience in the areas of corporate strategy, finance, business transactions and software investments qualifies him to serve on our board of directors.

Gary Trainor has served as a member of our board of directors since September 2011, and served as our executive chairman from September 2011 to September 2013. Mr. Trainor has served as executive chairman of EasyWorkforce, a workforce management software company, since September 2020, Mindmarker Corporation, a learning software platform company, since August 2020, and Flores & Associates, a national benefits administrator, since April 2020, as well as chief executive officer of CFH Strategic Investment I, LLC, a family office, since March 2018. Mr. Trainor previously served as chief executive officer of Viventium Software from December 2014 to March 2018 and Infinisource (now iSolved Benefit Services) from September 2011 to January 2014, both SaaS-based human capital management software providers. Earlier in his career, Mr. Trainor served as division president at First Data and ADP. Mr. Trainor holds an M.B.A. from Fairleigh Dickinson University and a B.A. in Business Administration from Rutgers University. We believe Mr. Trainor’s extensive industry and management experience, including at other SaaS companies, qualifies him to serve on our board of directors.

Continuing Directors—Class III

Dushyant Sharma, our founder, has served as president, chief executive officer and a member of our board of directors since our inception, and has also served as our chairman since December 2013. Before founding Paymentus, Mr. Sharma cofounded Derivion Corporation, a SaaS-based electronic billing company, in 1998. Derivion was acquired in 2001 by Metavante Corporation, a banking and payment technologies provider. Mr. Sharma continued employment with Metavante from May 2001 to November 2004. Mr. Sharma holds a Bachelor of Engineering in Computer Science and Engineering from Marathwada University in India

Jason Klein has served as a member of our board of directors since September 2011. Mr. Klein is a Senior Advisor at AKKR. He was previously a Managing Director at AKKR and joined the firm during its inaugural fund in May 2005. He has served on the boards of many companies and currently serves on the boards of several of AKKR’s private portfolio companies. Mr. Klein holds an M.B.A. in Finance and Strategic Management from the Wharton School at the University of Pennsylvania and a B.S. in Finance and Accounting from the Pennsylvania State University. Mr. Klein is a Certified Public Accountant (inactive) and holds the Chartered

Financial Analyst designation. We believe Mr. Klein’s experience in the areas of corporate strategy, finance, business transactions and software investments, as well as his extensive experience serving on other boards of directors, qualify him to serve on our board of directors.

Controlled Company

AKKR controls a majority of the voting power represented by our capital stock. As a result, we are a “controlled company” within the meaning of the corporate governance rules of the NYSE. Under these corporate governance rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. We have elected to rely on certain of the exemptions provided to controlled companies. Therefore, we may elect not to perform annual performance evaluations of the nominating and corporate governance committee and compensation committee unless and until such time as we are required to do so. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If we cease to be a “controlled company” and our shares continue to be listed on the New York Stock Exchange, we will be required to comply with these provisions within the applicable transition periods.

Director Independence

Our Class A common stock is listed on the NYSE. For as long as we remain a controlled company, we are not required under NYSE listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board; however, we have chosen to do so. Under NYSE listing rules, a director will only qualify as an independent director if that listed company’s board of directors affirmatively determines that the director has no material relationship with such listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such listed company). In addition, the NYSE listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and NYSE listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and NYSE listing rules applicable to compensation committee members.

Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Ms. Davids and Messrs. Ingram, Klein, Malinowski, Palumbo and Trainor, representing six of our seven directors, do not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and that each of these directors is an “independent director” as defined under the listing standards of the NYSE. Dushyant Sharma is not considered an independent director because of his position as our president and chief executive officer.

In making these determinations, our board of directors considered the current and prior relationships that each independent director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each independent director, and the transactions involving them described in the section titled “Related Person Transactions.”

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure and Role of Lead Independent Director

Our business and affairs are managed under the direction of our board of directors. We are party to a stockholders agreement with AKKR and Mr. Sharma, Ashigrace LLC, or Ashigrace, which is an entity under the control of Mr. Sharma, and certain trusts affiliated with Mr. Sharma, which we collectively refer to as the Sharma parties. The stockholders agreement contemplates that our board of directors may have up to nine members and provides that, for so long as AKKR or certain of its permitted transferees hold more of our outstanding common stock than the Sharma parties, AKKR will have the right to nominate (a) five directors to our board of directors for so long as AKKR beneficially owns at least 10% of our outstanding common stock and (b) two directors to our board of directors for so long as AKKR beneficially owns at least 5% but less than 10% of our outstanding common stock. Moreover, after such time as AKKR ceases to hold more of our outstanding common stock than the Sharma parties, AKKR will continue to have the right to nominate two directors to our board of directors until such time as AKKR ceases to beneficially own at least 5% of our outstanding common stock. In addition, for so long as the Sharma parties own at least 5% of our outstanding common stock or Mr. Sharma serves as our chief executive officer, the Sharma parties will have the right to nominate Mr. Sharma to our board of directors. The stockholders agreement further provides that any directors other than those nominated by AKKR or the Sharma parties will be independent directors.

Mr. Sharma currently serves as both our chairman and as our chief executive officer. Our board of directors has adopted corporate governance guidelines that provide that one of our independent directors will serve as our lead independent director at any time when our board of directors does not have an independent chairperson. Because Mr. Sharma is our chairman and also our chief executive officer, our board of directors has appointed Mr. Palumbo to serve as our lead independent director. As lead independent director, Mr. Palumbo presides over periodic meetings of our independent directors, serves as a liaison between Mr. Sharma and our independent directors and performs such additional duties as our board of directors may otherwise determine or delegate.

As a result of the board of directors’ committee system and the existence of a majority of independent directors, the board of directors maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. We believe that the leadership structure of our board of directors, including Mr. Palumbo’s role as lead independent director, as well as the independent committees of our board of directors, is appropriate and enhances our board of directors’ ability to effectively carry out its roles and responsibilities on behalf of our stockholders, while Mr. Sharma’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.

Our board of directors believes its current leadership structure supports the risk oversight function of the board.

Board Committees

Our board of directors has established the following standing committees of the board: audit committee, compensation committee and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee

The current members of our audit committee are Ms. Davids and Messrs. Ingram, Klein and Trainor. Mr. Ingram is the chairperson of our audit committee. Our board of directors has determined that Ms. Davids and Messrs. Ingram and Trainor meet the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of the NYSE, and that each member of our audit committee meets the financial literacy requirements of the listing standards of the NYSE. Although our board of directors has determined that Mr. Klein is an independent director under NYSE listing standards for service on our board of directors and our compensation committee, Mr. Klein does not meet the heightened independence requirements for audit committee members under Rule 10A-3 of the Exchange Act. Under Rule 10A-3, a minority of the members of our audit committee are exempt from those heightened independence requirements for a period of one year following the effectiveness of the Registration Statement on Form S-1 for our initial public offering. In order to comply with the heightened SEC independence requirements for audit committee members, on March 29, 2022, our board removed Mr. Klein from the Audit Committee, effective upon the earlier of (i) the filing with the SEC of our Form 10-Q for the quarter ended March 31, 2022 or (ii) May 25, 2022.

Our board of directors has determined that each of Messrs. Ingram and Trainor is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:

•	selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

•	reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;

•	evaluating the independence and qualifications of our independent registered public accounting firm;

•	reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•	reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

•	discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•	overseeing the design, implementation and performance of our internal audit function, if any;

•	setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;

•	reviewing, approving and monitoring related party transactions as specified in our related person transactions policy;

•	reviewing and monitoring compliance with our code of business conduct and ethics, or the Code of Ethics, and reviewing conflicts of interest of our board members and officers;

•

adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

•	reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our audit committee is available on our website at https://ir.paymentus.com/governance/governance-documents. During 2021, our audit committee held five meetings.

Compensation Committee

The current members of our compensation committee are Messrs. Palumbo and Klein. Mr. Palumbo is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of the NYSE. Our compensation committee is responsible for, among other things:

•	reviewing and approving the compensation for our executive officers, including our chief executive officer;

•	reviewing, approving and administering our employee benefit and equity incentive plans;

•	establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•

reviewing, approving and monitoring ordinary course compensation of any immediate family member of a related person that would constitute a related person transaction as specified in our related person transactions policy;

•	approving the creation or revision of any clawback policy; and

•	determining non-employee director compensation.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of the charter of our compensation committee is available on our website at https://ir.paymentus.com/governance/governance-documents. During 2021, our compensation committee held one meeting.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Messrs. Palumbo and Ingram. Mr. Palumbo is the chairperson of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of the NYSE. Our nominating and corporate governance committee is responsible for, among other things:

•	reviewing and assessing, and making recommendations to our board of directors regarding, desired qualifications, expertise and characteristics sought of board members;

•

identifying, evaluating, selecting or making recommendations to our board of directors regarding nominees for election to our board of directors, subject to the director nomination rights in our stockholders agreement described in the section titled “—Board Leadership Structure and Role of Lead Independent Director;”

•	developing policies and procedures for considering stockholder nominees for election to our board of directors;

•	reviewing our succession planning process for our chief executive officer and any other members of our executive management team;

•	reviewing and making recommendations to our board of directors regarding the composition, organization and governance our board of directors and its committees;

•	reviewing and making recommendations to our board directors regarding our corporate governance guidelines and corporate governance framework;

•	overseeing director orientation for new directors and continuing education for our directors;

•	overseeing the evaluation of the performance of our board of directors and its committees; and

•	administering policies and procedures for communications with the non-management members of our board of directors.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our nominating and corporate governance committee is available on our website at https://ir.paymentus.com/governance/governance-documents. During 2021, our nominating and corporate governance committee did not hold any meetings, and our board of directors otherwise fulfilled the responsibilities of the nominating and corporate governance committee during 2021.

Attendance at Board and Stockholder Meetings

During 2021, our board of directors held six meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he has been a director and (2) the total number of meetings held by all committees on which he served during the periods that he served.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders.

Executive Sessions of Independent Directors

To encourage and enhance communication among independent directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the independent directors will meet in executive sessions without management directors or management present on a periodic basis. These executive sessions are chaired by Mr. Palumbo, our lead independent director.

Compensation Committee Interlocks and Insider Participation

During 2021, the members of our compensation committee were Messrs. Klein and Palumbo. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees, subject to the director nomination rights in our stockholders agreement. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors, the needs of our board of directors and the respective committees of our board of directors, the qualifications and characteristics set forth in the stockholders agreement and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors, and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.

Stockholder Recommendations and Nominations to our Board of Directors

Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation, amended and restated bylaws, stockholders agreement, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Paymentus Holdings, Inc., 18390 NE 68th St., Redmond, Washington 98052, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Stockholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidate(s) will be considered for nomination. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2023 annual meeting of stockholders, nominations must be received by our corporate secretary in compliance with the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2023 Annual Meeting.”

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our general counsel, chief financial officer or legal department by mail to our principal executive offices at Paymentus Holdings, Inc., 18390 NE 68th St., Redmond, Washington 98052. Our general counsel, chief financial officer or legal department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our general counsel, chief financial officer or legal department will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted the Code of Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and the Code of Ethics are available on our website at https://ir.paymentus.com/governance/governance-documents. We will post amendments to the Code of Ethics or any waivers of the Code of Ethics for directors and executive officers on the same website.

Director Compensation

The compensation paid to Mr. Sharma in 2021 in respect of his employment is included under “Summary Compensation Table for Fiscal Year 2021” in the section titled “Executive Compensation.” No compensation was paid or provided to Messrs. Klein, Malinowski, Palumbo and Trainor in 2021. Ms. Davids was appointed as a director in April 2022 and therefore did not receive compensation in 2021.

In February 2021, our compensation committee retained Compensia, Inc., or Compensia, an independent third-party compensation consultant, to provide our board of directors and its compensation committee with an analysis of publicly available market data and assistance in determining compensation to be provided to our non-employee directors following our initial public offering. Based on the discussions with and assistance from Compensia, in connection with our initial public offering in May 2021, we adopted an outside director compensation policy for our non-employee directors. Our board of directors or any committee of our board of directors that has been designated appropriate authority to administer our outside director compensation policy may amend, alter, suspend or terminate such policy at any time and for any reason.

Cash Compensation

The outside director compensation policy provides for the following cash compensation program for our non-employee directors:

•	$30,000 per year for service as a non-employee director;

•	$15,000 per year for service as lead independent director;

•	$20,000 per year for service as chairperson of the audit committee;

•	$10,000 per year for service as a member of the audit committee;

•	$12,000 per year for service as chairperson of the compensation committee;

•	$6,000 per year for service as a member of the compensation committee;

•	$8,000 per year for service as chairperson of the nominating and corporate governance committee; and

•	$4,000 per year for service as a member of the nominating and corporate governance committee.

Each non-employee director who serves as a committee chair receives the cash retainer fee as the chair of the committee but not the cash retainer fee as a member of that committee. The non-employee director who serves as the lead independent director receives the cash retainer fee for services provided in such role as well as the cash retainer fee as a non-employee director. These fees to our non-employee directors are paid quarterly in arrears on a prorated basis. However, our outside director compensation policy provides that any non-employee director who served as a director at any time prior to December 31, 2020 will not be eligible to receive the cash retainer fees described above. Accordingly, Messrs. Klein, Malinowski, Palumbo and Trainor were not paid any cash retainer fees under our outside director compensation policy for service on our board of directors.

Under our outside director compensation policy, we will reimburse our non-employee directors for reasonable travel expenses to attend meetings of our board of directors and its committees.

Equity Compensation

Initial Award

Pursuant to our outside director compensation policy, each person who first becomes a non-employee director after the effective date of such policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award, or the Initial Award, of restricted stock units covering shares of our Class A common stock with a value of $340,000. Such value will be equivalent to the fair market value of the shares subject to such Initial Award on its grant date (provided that any resulting fractional shares will be rounded down to the nearest whole share). The Initial Award will be scheduled to vest as to one-third of the shares subject to the Initial Award on each of the one-, two- and three-year anniversaries of its grant date, in each case subject to continued services with us through the applicable vesting date. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award

On the first trading day immediately after the date of each annual meeting of our stockholders, each non-employee director automatically will receive an annual award, or the Annual Award, of restricted stock units covering shares of our Class A common stock with a value of $170,000. However, if an individual commences service as a non-employee director after the date of the annual meeting that occurred immediately prior to such annual meeting (or if there is no such prior annual meeting, after the effective date of our outside director compensation policy), then the Annual Award granted to such individual will be prorated based on the number of months that the individual served as a non-employee director during the 12-month period preceding the most recent annual meeting of our stockholders. The value of the Annual Award will be equivalent to the fair market value of the shares subject to such Annual Award on its grant date (provided that any resulting fractional shares will be rounded down to the nearest whole share). Each Annual Award will be scheduled to vest as to all of the shares subject to the Annual Award on the earlier of the one-year anniversary of its grant date, or the date of the next annual meeting of stockholders that occurs after the grant date of the Annual Award, subject to continued service with us through the applicable vesting date.

Notwithstanding the above terms, our outside director compensation policy provides that any non-employee director who served as a director at any time prior to December 31, 2020, are not eligible to receive any equity awards under our outside director compensation policy, including Annual Awards. Accordingly, Messrs. Klein, Malinowski, Palumbo and Trainor have not been granted equity awards pursuant to our outside director compensation policy for service on our board of directors.

Change in Control

In the event of our change in control, as defined in our 2021 Equity Incentive Plan, or the 2021 Plan, each non-employee director’s then outstanding equity awards covering shares of our common stock granted to him or her while a non-employee director will accelerate vesting in full, provided that he or she remains a non-employee director through the date of our change in control.

Other Award Terms

Each Initial Award and Annual Award will be granted under and be subject to the terms and conditions of the 2021 Plan (or its successor plan, as applicable) and form of award agreement under such plan.

Director Compensation Limits

Our outside director compensation policy provides that in any fiscal year, a non-employee director may be paid cash compensation and granted equity awards with an aggregate value of no more than $550,000 (with the value of equity awards based on the grant date fair value determined in accordance with U.S. GAAP for purposes of this limit), with such limit increased to $750,000 for the fiscal year of his or her initial service as a non-employee director. Equity awards granted or other compensation provided to a non-employee director for his or her services as an employee or consultant (other than a non-employee director), or granted or provided before the effective date of our initial public offering, will not count toward this annual limit. This maximum limit provision does not reflect the intended size of any potential grants or a commitment to make grants to our non-employee directors in the future.

Director Compensation for Fiscal 2021

The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2021. Directors who are also our employees receive no additional compensation for their service as directors. During 2021, Mr. Sharma was an employee and executive officer of the company and therefore did not receive compensation as a director. Ms. Davids was appointed as a director in April 2022 and therefore did not receive director compensation in 2021. See the section titled “Executive Compensation” for additional information regarding Mr. Sharma’s compensation.

Name	Fees Paid or Earned in Cash ($)	Option Awards ($)	Total ($)
William Ingram(1)	45,600	71,900	117,500
Jason Klein(2)	—	—	—
Adam Malinowski(2)	—	—	—
Robert Palumbo(2)	—	—	—
Gary Trainor(2)	—	—	—

(1)

Mr. Ingram was appointed to our board of directors in February 2021. The amount reported in the “Fees Paid or Earned in Cash” column represents a $25,350 retainer for board service and a $20,250 retainer for committee service, which reflect prorated amounts for his partial year of service on the board of directors in 2021. The amount reported in the “Option Awards” column represents the aggregate grant date fair value of option awards granted in 2021, computed in accordance with FASB ASC Topic 718.

(2)	Messrs. Klein, Malinowski, Palumbo and Trainor did not receive director compensation in 2021.

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2021:

Name	Number of Shares Underlying Outstanding Options
William Ingram	26,195
Gary Trainor	1,330,715

PROPOSAL NO. 1:

ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of seven directors and is divided into three classes with staggered three-year terms. At the annual meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, William Ingram and Robert Palumbo as nominees for election as Class I directors at the annual meeting. If elected, each of Mr. Ingram and Mr. Palumbo will serve as a Class I director until the 2025 annual meeting of stockholders and until his respective successor is elected and qualified or until his earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Mr. Ingram and Mr. Palumbo have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

Vote Required

Each director is elected by a plurality of the voting power of the shares present virtually or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2022. PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2021.

At the annual meeting, we are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PricewaterhouseCoopers LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, then our audit committee may reconsider the appointment. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Changes in Independent Registered Public Accounting Firm

On September 4, 2020, we dismissed KPMG LLP as our independent auditors. The decision to change our independent registered public accounting firm was approved by the audit committee of our board of directors.

The audit report of KPMG LLP on our financial statements as of and for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle. KPMG LLP did not audit our consolidated financial statements for any period subsequent to December 31, 2019. The audit reports as of and for the years ended December 31, 2019 and 2018 previously issued have been restated.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through September 4, 2020, we had no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused KPMG LLP to make reference in connection with its report to the subject matter of the disagreement during the audit preceding its dismissal. During the two fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through September 4, 2020, there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

We provided KPMG LLP with a copy of the foregoing disclosures and requested that KPMG LLP furnish us with a letter addressed to the SEC stating whether KPMG LLP agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of that letter was filed with the SEC as Exhibit 16.1 to our Registration Statement on Form S-1, as amended (Registration No. 333-255683).

On September 4, 2020, we engaged PwC as our independent registered public accounting firm to re-audit the financial statements as of and for the years ended December 31, 2019 and 2018.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through September 4, 2020, neither we, nor anyone acting on our behalf, consulted with PwC on matters that involved the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements or any of the matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP for our fiscal years ended December 31, 2021 and 2020.

	2021	2020
Audit Fees(1)	$1,795,000	$1,400,000
Audit-Related Fees(2)	124,300	65,000
Tax Fees(3)	—	—
All Other Fees(4)	1,092	4,565

Total Fees	$1,920,392	$1,469,565

(1)

“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for services incurred in connection with our initial public offering.

(2)

“Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review and are not reported under “Audit Fees” above. These services included a readiness study performed in preparation of our initial public offering and due diligence procedures in connection with acquisitions.

(3)	No services for tax compliance, tax advice or tax planning were provided by PricewaterhouseCoopers LLP in fiscal years 2021 and 2020.
(4)	“All Other Fees” consist of access to online accounting research software applications and disclosure checklist software.

Auditor Independence

In 2021, there were no other professional services provided by PricewaterhouseCoopers LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PricewaterhouseCoopers LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to its charter, the audit committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law or regulations and any associated fees. All services provided by PricewaterhouseCoopers LLP for our fiscal years ended December 31, 2021 and 2020 were pre-approved by our audit committee. The chairperson of the audit committee and one or more members of the audit committee to which such authority is delegated by the audit committee may pre-approve all audit and permissible non-audit and tax services, as long as (1) this pre-approval is presented to the full committee at scheduled meetings and (2) fees for any individual services or set of related services approved pursuant to such delegation do not exceed $100,000.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares cast. Abstentions will have no effect on the outcome of the vote on this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors currently comprised of four directors, three of whom meet the independence requirements for audit committee members under the NYSE listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to our financial reporting process, management is responsible for (1) establishing and maintaining internal controls and (2) preparing our consolidated financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers LLP;

•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and

•

received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

William Ingram (Chair)

Jason Klein

Gary Trainor

Ms. Davids joined the audit committee in April 2022 and thus did not contribute to this audit committee report or the matters discussed herein.

This report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Paymentus under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, except to the extent Paymentus specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of April 7, 2022.

Name	Age	Position
Dushyant Sharma	53	Chairman, President and Chief Executive Officer
Matt Parson	47	Chief Financial Officer
Gerasimos (Jerry) Portocalis	57	Chief Commercial Officer
Andrew Gerber	55	General Counsel and Secretary

Dushyant Sharma. See the section titled “Board of Directors and Corporate Governance—Continuing Directors” for Mr. Sharma’s biographical information.

Matt Parson has served as our chief financial officer since August 2020. Prior to joining Paymentus, Mr. Parson served as chief financial officer and senior vice president, operations, of CloudBees, Inc., an enterprise software delivery company, from January 2018 to August 2020. Prior to that, Mr. Parson served in various finance roles at Red Hat, Inc., a provider of enterprise open source solutions, from June 2005 to December 2017, most recently as treasurer. Mr. Parson holds an M.S. and a B.S. in Accounting from North Carolina State University.

Gerasimos (Jerry) Portocalis has served as our chief commercial officer since October 2020 and prior to that served as our senior vice president, sales and operations since October 2012. Prior to joining Paymentus, Mr. Portocalis served as president and chief executive officer of QT Technologies, a business-process outsourcing and e-payments company, from October 2006 to March 2012. Mr. Portocalis was also previously an executive founder of the BillMatrix Corporation, a Fiserv company providing business-to-business and business-to-consumer e-payment solutions, from March 1999 to October 2006, most recently as executive vice president, sales, marketing and client services. Mr. Portocalis holds an M.B.A. from California State University, East Bay and a B.S. in Marketing from Northern Illinois University.

Andrew Gerber has served as our general counsel since January 2022 and secretary since February 2022. Prior to joining Paymentus, Mr. Gerber served as deputy general counsel and assistant secretary, and in various legal positions at Premier, Inc., a Nasdaq-listed, technology-driven healthcare improvement company, from September 2013 to January 2022. Prior to joining Premier, Mr. Gerber was a partner at several international law firms advising clients on securities, governance and M&A matters across a number of industries. Mr. Gerber also served as an attorney and special counsel in the Division of Corporation Finance of the SEC. Mr. Gerber holds a J.D. from the University of Maryland School Law and a B.S. in Business Administration from the University of Maryland (College Park).

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation programs are designed to:

•	attract, motivate, incentivize and retain highly qualified executives;

•	provide compensation to our executives that is fair and competitive and that rewards high levels of performance and the achievement of our business objectives; and

•

more closely align our executives’ interests with those of our stockholders by providing a significant portion of their compensation in the form of performance-based compensation (short-term and long-term incentive opportunities).

Since our initial public offering and the establishment of our compensation committee, our compensation committee is responsible for making compensation decisions relating to the compensation of our executive officers, but may, in its discretion, choose to make compensation recommendations to the full board of directors. The compensation committee makes compensation decisions with input from our chief executive officer (except with respect to his own compensation) and Compensia, a third-party compensation consultant.

Our compensation committee believes our chief executive officer has valuable insight into the day-to-day contributions of our executive officers and solicits the advice and input from our chief executive officer with respect to performance objectives under our annual bonus plan and target compensation levels for our other executive officers, including our other named executive officers. At the request of our compensation committee, Compensia provides our compensation committee with relevant market data, including the selection of a peer group, and alternatives to consider when making compensation decisions regarding our executive officers and considering the recommendations of our chief executive officer regarding the compensation of other executive officers. Although the compensation committee considers Compensia’s advice and recommendations about our executive compensation program, our compensation committee ultimately makes its own decisions about executive compensation matters.

Executive Compensation

Our named executive officers for 2021 were:

•	Dushyant Sharma, our chairman, president and chief executive officer;

•	Matt Parson, our chief financial officer; and

•	Gerasimos (Jerry) Portocalis, our chief commercial officer.

Summary Compensation Table for Fiscal 2021

The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2021 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Dushyant Sharma	2021	350,000	1,000,000	—	—	675,000	690	2,025,690
Chairman, President and Chief Executive Officer	2020	350,000	—	—	—	700,000	690	1,050,690
Matt Parson(6)	2021	360,000	—	122,618	—	240,000	450	723,068
Chief Financial Officer	2020	142,500	—	—	1,240,505	100,000	169	1,483,174
Gerasimos (Jerry) Portocalis	2021	350,000	—	—	—	250,000	1,290	601,290
Chief Commercial Officer

(1)

In March 2021, the compensation committee approved the payment of a cash bonus of $1,000,000 to Mr. Sharma in recognition of his efforts developing the company and preparing for our initial public offering, as well as the expected effort necessary to successfully complete our initial public offering.

(2)

In accordance with SEC rules, the amounts represent the aggregate grant date fair value of restricted stock units granted during 2021 computed in accordance with Accounting Standards Codification, or ASC, Topic 718, rather than the amounts paid or realized by the named executive officer. We provide information regarding the assumptions used to calculate the value of all restricted stock units granted to our named executive officers in Note 11—Stock-Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(3)

In accordance with SEC rules, the amounts represent the aggregate grant date fair value of stock options granted during 2020 computed in accordance with ASC Topic 718, rather than the amounts paid or realized by the named executive officer. We provide information regarding the assumptions used to calculate the value of all stock options granted to our named executive officers in Note 11—Stock-Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

(4)

The amounts represent bonuses earned and payable upon the achievement of corporate objectives. The amounts earned in 2020 were paid in 2021 and the amounts earned in 2021 were paid in 2022. See the section titled “—Non-equity Incentive Plan Compensation.”

(5)	The amounts represent the value of group term life insurance premiums paid by us.
(6)	Mr. Parson joined us in August 2020.

Non-equity Incentive Plan Compensation

Each of our named executive officers was eligible to receive a cash bonus for 2021 based on attainment of certain corporate objectives achieved during 2021. For 2021, the annual target bonus opportunity for each of Messrs. Sharma, Parson and Portocalis was $675,000, $240,000 and $250,000, respectively. Payment of the applicable bonus amount was subject to the named executive officer’s continued employment with us through the payment date. Our board of directors, upon recommendation of our compensation committee, could, in its discretion, increase, reduce or eliminate bonuses for 2021, taking into consideration any factors that it deemed relevant in assessing performance and determining appropriate bonus amounts. The corporate objectives for 2021 related to our operating and financial performance and growth, business development and activities related to us becoming a public company. In February 2022, our board of directors reviewed the extent of attainment of the corporate objectives for each of our named executive officers as well as other significant achievements and individual performance during the year, and determined, based on the recommendation of our compensation committee, that the amounts set forth in the column “Non-Equity Incentive Plan Compensation” of the “Summary Compensation Table for Fiscal 2021” be paid. These bonus awards were paid to the named executive officers in February 2022.

Employment Arrangements

Dushyant Sharma

In May 2021, we entered into a confirmatory employment letter with Mr. Sharma, our chairman, president and chief executive officer. The confirmatory employment letter has no specific term and provides that Mr. Sharma is an at-will employee. Mr. Sharma’s current annual base salary is $350,000, and he is eligible for a target cash incentive payment for our 2022 fiscal year equal to $675,000.

Matt Parson

In May 2021, we entered into a confirmatory employment letter with Mr. Parson, our chief financial officer. The confirmatory employment letter has no specific term and provides that Mr. Parson is an at-will employee. Mr. Parson’s current annual base salary is $400,000, and he is eligible for a target cash incentive payment for our 2022 fiscal year equal to $240,000.

Gerasimos (Jerry) Portocalis

In February 2022, we entered into a confirmatory employment letter with Mr. Portocalis, our chief commercial officer. The confirmatory employment letter has no specific term and provides that Mr. Portocalis is an at-will employee. Mr. Portocalis’ current annual base salary is $400,000, and he is eligible for a target cash incentive payment for our 2022 fiscal year equal to $250,000.

Potential Payments upon Termination or Change in Control

Named Executive Officer Change in Control and Severance Agreements

We have entered into a change in control and severance agreement, or severance agreement, with each of our named executive officers, which provides for certain benefits in connection with certain qualifying involuntary terminations, including in connection with a change in control.

If the named executive officer’s employment is terminated outside the period beginning on the date that is three months prior to the date of a change in control and ending on the one-year anniversary date of such change in control, or the change in control period, either (1) by us without “cause” and other than due to his death or disability, or (2) by the named executive officer for “good reason” (as such terms are defined in the severance agreement), the named executive officer will receive the following benefits, provided he timely signs and does not revoke a separation agreement and release of claims in our favor:

•	continuing payments of the named executive officer’s base salary for a period of six months (or, in the case of Mr. Sharma, 12 months) following the date of such termination;

•

in the case of Mr. Sharma, a lump sum cash payment equal to Mr. Sharma’s annual target bonus, prorated for the period during which Mr. Sharma was employed by us in the calendar year such termination occurs; and

•

if the named executive officer and his eligible dependents (if any) have qualifying health care at the time of such termination, then company-paid premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for up to 12 months in the case of Mr. Sharma and his eligible dependents, if any, and up to six months for each other named executive officer and his eligible dependents, if any.

If, during the change in control period, the employment of a named executive officer is terminated either (1) by us without cause and other than due to his death or disability, or (2) by the named executive officer for good reason, the named executive officer will receive the following benefits, provided he timely signs and does not revoke a separation agreement and release of claims with us:

•

a lump sum cash payment equal to 75% (or, in the case of Mr. Sharma, 100%) of the greater of the named executive officer’s annual base salary in effect immediately prior to his termination, or the named executive officer’s annual base salary in effect immediately prior to the change in control;

•

a lump sum cash payment equal to the named executive officer’s annual target bonus, prorated for the period during which the named executive officer was employed by us in the calendar year such termination occurs;

•

if the named executive officer and his eligible dependents (if any) have qualifying health care at the time of such termination, then company-paid premiums for coverage under COBRA for up to 12 months in the case of Mr. Sharma and his eligible dependents, if any, and up to nine months for each other named executive officer and his eligible dependents, if any; and

•	vesting acceleration of 100% of the shares subject to the named executive officer’s outstanding and unvested time-based equity awards.

For clarity, such vesting acceleration under the severance agreement for each of our named executive officers would be in addition to any vesting acceleration that applies to the named executive officer’s outstanding options or restricted stock units, as described in the footnotes to table below titled “Outstanding Equity Awards at Fiscal 2021 Year-End.”

If any of the amounts provided for under the severance agreement otherwise payable to the named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, and could be subject to the related excise tax, the named executive officer would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the named executive officer. The severance agreements do not provide for any Section 280G-related tax gross-up payments from us.

Under each severance agreement, “cause” generally means the applicable named executive officer’s:

•

commission of a criminal offense involving moral turpitude or dishonesty, theft or fraud against us or any of our affiliates or any of their customers, suppliers, licensors, licensees, employees or other business relations, which has or reasonably could have a material negative effective on us or any of our affiliates;

•	substantial and repeated failure to perform duties as reasonably directed;

•	gross negligence or willful misconduct with respect to us or any of our affiliates or any of our customers, suppliers, licensors, licensees, employees or other business relations;

•

breach of fiduciary duty with respect to us or any of our affiliates, customers, suppliers, licensors, licensees, employees or other business relations, which has or reasonably could have a material negative effect on us or any of our affiliates;

•	repeated conduct causing us or any of our affiliates substantial public disgrace or disrepute or substantial economic harm;

•	any act or omission aiding or abetting a competitor, supplier or customer of ours or any of our affiliates to the material disadvantage or detriment of us and our affiliates;

•	a material failure to observe our policies or standards regarding employment practices as in effect from time to time; or

•

a failure to cooperate in good faith with a governmental or internal investigation of us or our directors, officers or employees if we or our board of directors has requested the named executive officer’s cooperation.

Under each severance agreement, “good reason” generally means that the named executive officer resigns his employment with us within 90 days following the end of our cure period discussed below as a result of any of the following that occurs without the named executive officer’s written consent:

•

a material reduction in the named executive officer’s base salary as in effect immediately prior to such reduction (in other words, a reduction of at least 10%), provided that an across-the-board reduction in the salary level of all other similarly situated employees by the same percentage amount as part of a general salary level reduction would not constitute such a reduction;

•	a relocation of the named executive officer’s principal work location to a principal work location more than 35 miles from the named executive officer’s then present location;

•	the failure by us to obtain assumption of the severance agreement by any successor of ours in accordance with the terms of the agreement; or

•

a material breach by us of the severance agreement or any other written agreement between the named executive officer and us, relating to any material terms of the named executive officer’s employment with us.

In order to qualify as “good reason,” the named executive officer must provide us with written notice of the acts or omissions constituting the grounds for good reason within 90 days following the initial existence of the grounds for good reason, and we must have failed to cure such event within 30 days after receipt of such notice.

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

			Option Awards				Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)
Dushyant Sharma	1/25/2019	(1)	1,927,841	1,377,029	8.66	4/8/2029	—	—
Matt Parson	8/10/2020	(1)(2)	89,333	245,667	8.66	8/19/2030	—	—
	5/15/2021	(3)	—	—			4,165	145,692
Gerasimos (Jerry) Portocalis	9/6/2012		323,250	—	0.03	2/20/2023	—	—
	9/30/2019	(4)	23,333	26,667	8.66	8/27/2029	—	—

(1)

Stock options are scheduled to vest over five years, with 20% vesting on the first anniversary of the vesting commencement date and 1.6667% vesting thereafter on each monthly anniversary of the vesting commencement date, subject to continued employment with us through the applicable vesting date.

(2)

Vesting is subject to acceleration if, immediately prior to a change of control, less than 235,000 shares underlying the stock option have vested, subject to continued employment by us through the time of such acceleration. In such event, immediately prior to such change of control, vesting shall be accelerated such that only 100,000 shares underlying the stock option remain unvested, and such 100,000 unvested shares shall vest in 12 equal monthly installments beginning on the one-month anniversary of the consummation of the change of control.

(3)

Restricted stock units are scheduled to vest over five years, with 1/4th vesting on the first Quarterly Vesting Date on or immediately following the one-year anniversary of the vesting commencement date, and 1/16th vesting on a quarterly basis thereafter on each subsequent, consecutive Quarterly Vesting Date. Quarterly Vesting Dates with respect to any calendar year means February 15, May 15, August 15 and November 15. Any Quarterly Vesting Date that is scheduled to occur on a day that is not a trading day is deemed to occur on the next trading day.

(4)

Stock options are scheduled to vest over five years, with 1.6667% vesting on the vesting commencement date and on each monthly anniversary thereof, subject to continued employment with us through the applicable vesting date.

401(k) Plan

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. All of a participant’s contributions into the 401(k) plan are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit-sharing contributions to eligible participants. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	Class A	512,637	(2)	—	10,034,803	(2)
	Class B	6,848,660	(3)	$5.05	—
Equity compensation plans not approved by security holders	—	—		—	—

Total		7,361,297		$5.05	10,034,803

(1)

The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our Class A common stock underlying restricted stock units, which have no exercise price. There were no outstanding options to purchase Class A common stock as of December 31, 2021.

(2)

Includes the 2021 Plan. Our 2021 Plan provides that on January 1 of each fiscal year commencing in 2022, the number of shares authorized for issuance under the 2021 Plan is automatically increased by a number equal to the least of (subject to adjustment upon changes in our capitalization as provided in the 2021 Plan)

(a) 12,551,000 shares, (b) 4% of the outstanding shares of all classes of our common stock as of the last day of the immediately preceding fiscal year and (c) such number of shares as the administrator of the 2021 Plan may determine no later than the last day of our immediately preceding fiscal year. On January 1, 2022, the number of shares of Class A common stock available for issuance under the 2021 Plan increased by 4,825,566 shares pursuant to this provision. The increase is not reflected in the table above.
(3)

Includes the 2012 Equity Incentive Plan, or the 2012 Plan. The 2012 Plan was terminated as to the grant of future awards prior to the effectiveness of our registration statement in connection with our initial public offering, and since then we have not granted any additional awards under the 2012 Plan. However, the 2012 Plan continues to govern the terms and conditions of the outstanding awards previously granted under the 2012 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our capital stock as of April 7, 2022 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act.

We have based our calculation of the percentage of beneficial ownership on 17,715,046 shares of our Class A common stock and 103,336,337 shares of our Class B common stock outstanding as of April 7, 2022. We have deemed shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 7, 2022 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 7, 2022 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Paymentus Holdings, Inc., 18390 NE 68th St., Redmond, Washington 98052.

	Shares Beneficially Owned				Percent of Total Voting Power†
	Class A Common Stock		Class B Common Stock‡
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Greater than 5% Stockholders:
Entities affiliated with AKKR(1)	2,380,950	13.4%	83,056,119	80.4%	79.2%
Capital World Investors(2)	2,127,911	12.0%	—	—	*
Franklin Resources, Inc.(3)	1,962,657	11.1%	—	—	*
Entities affiliated with Vanguard Group(4)	1,281,976	7.2%	—	—	*
Capital International Investors(5)	1,143,000	6.5%	—	—	*
Victory Capital Management Inc.(6)	1,122,359	6.3%	—	—	*
Select Equity Group, L.P.(7)	963,628	5.4%	—	—	*

Named Executive Officers and Directors:
Dushyant Sharma(8)	1	*	21,534,270	20.4%	20.1%
Matt Parson(9)	5,802	*	117,250	*	*
Gerasimos (Jerry) Portocalis(10)	47,619	*	1,161,315	1.1%	1.1%
William Ingram(11)	47,619	*	10,915	*	*
Jason Klein	—	—	—	—	—
Adam Malinowski	—	—	—	—	—
Robert Palumbo(12)	2,380,950	13.4%	83,056,119	80.4%	79.2%
Gary Trainor(13)	100,000	*	1,189,888	1.1%	1.1%
All directors and executive officers as a group (9 persons)(14)	2,581,991	14.6%	107,069,757	99.9%	98.5%

*	Represents less than 1%.
‡

The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a one-for-one basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.

†

Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to ten votes per share. The Class A common stock and Class B common stock vote together on all matters (including the election of directors) submitted to a vote of our stockholders, except under limited circumstances.

(1)

Based solely on information contained in a Schedule 13G filed on February 14, 2022 by the entities named in this footnote. According to this Schedule 13G, these shares consist of (a)(i) 2,245,886 shares of Class A common stock and (ii) 71,863,439 shares of Class B common stock held directly by Accel-KKR Capital Partners CV III, LP, or CV III; (b)(i) 94,546 shares of Class A common stock and (ii) 3,025,270 shares of Class B common stock held directly by Accel-KKR Growth Capital Partners III, LP, or GC III; (c)(i) 3,168 shares of Class A common stock and (ii) 101,395 shares of Class B common stock held directly by Accel-KKR Growth Capital Partners II Strategic Fund, LP, or GC II Strategic; (d)(i) 37,350 shares of Class A common stock and (ii) 1,195,150 shares of Class B common stock held directly by Accel-KKR Growth Capital Partners II, LP, or GC II; (e) 5,635,005 shares of Class B common stock held directly by Accel-KKR Members Fund, LLC, or Members Fund, and collectively with CV III, GC III, GC II Strategic and GC II, the Accel-KKR Funds; and (f) 1,235,860 shares of Class B common stock held directly by KKR-AKI Investors L.L.C., or KKR-AKI. AKKR Fund III Management Company CV, LP, or CV III GP, is the sole general partner of CV III. AKKR Growth Capital Management Company III, LP, or GC III GP, is the sole general partner of GC III. AKKR Growth Capital Management Company II, LP, or GC II GP, is the sole general partner of GC II Strategic and GC II. AKKR Management Company, LLC, or UGP, is the sole managing member of Members Fund and the sole general partner of CV III GP, GC III GP and GC II GP. Accel-KKR Holdings GP, LLC, or Topco GP, is the sole managing member of UGP. Thomas C. Barnds and Robert Palumbo are the sole two directors and members of Topco GP. AKKR Fund II Management Company, LP, or the Management Company, is the sole management company of each of the Accel-KKR Funds, and UGP is the general partner of the Management Company. Consequently, Mr. Barnds, Mr. Palumbo, CV III GP, GC III GP, GC II GP, UGP, Topco GP and the Management Company may be deemed to have shared voting and dispositive power over the shares held by the Accel-KKR Funds. Pursuant to a Distribution and Voting Agreement, dated as of February 13, 2012, KKR-AKI is subject to a voting agreement with respect to the shares of Class B common stock that it holds and has granted UGP a proxy and attorney-in-fact, with full power of substitution, to vote all of its shares as required by such voting agreement if KKR-AKI does not comply with the terms thereof. The principal business address of entities and persons identified in this footnote is c/o Accel-KKR, 2180 Sand Hill Road, Suite 300, Menlo Park, CA 94025.

(2)

Based solely on information contained in a Schedule 13G/A filed on February 11, 2022, Capital World Investors beneficially owns 2,127,911 shares of Class A common stock, with sole power to vote and dispose of all such shares. The principal business address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(3)

Based solely on information contained in a Schedule 13G/A filed on February 4, 2022 by Franklin Resources, Inc., or FRI, Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc., or FAI. According to this Schedule 13G/A, these shares of Class A common stock are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. Messrs. Johnson and Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FAI, one of the subsidiaries of FRI, has sole voting power and sole dispositive power with respect to 1,943,457 shares, and Fiduciary Trust Company International, one of the subsidiaries of FRI, has sole voting and dispositive power with respect to 19,200 shares. Messrs. Johnson and Johnson, Jr. and FRI may be deemed to beneficially own 1,962,657 shares of Class A common stock that are held by persons and entities for whom or for which FRI subsidiaries provide investment management services. The principal business address of FRI, Messrs. Johnson and Johnson, Jr. and FAI is One Franklin Parkway, San Mateo, CA 94403.

(4)

Based solely on information contained in a Schedule 13G filed on February 10, 2022, entities affiliated with Vanguard Group, Inc. beneficially own 1,281,976 shares of Class A common stock, with shared power to vote

3,963 of such shares, sole power to dispose of 1,268,420 of such shares and shared power to dispose of 13,556 of such shares. The principal business address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(5)

Based solely on information contained in a Schedule 13G filed on February 11, 2022, Capital International Investors beneficially owns 1,143,000 shares of Class A common stock, with sole power to vote and dispose of all such shares. The principal business address of Capital International Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(6)

Based solely on information contained in a Schedule 13G filed on February 2, 2022, Victory Capital Management Inc. beneficially owns 1,122,359 shares of Class A common stock, with sole power to vote and dispose of all such shares. The principal business address of Victory Capital Management Inc. is 4900 Tiedeman Rd. 4th Floor, Brooklyn, OH 44144.

(7)

Based solely on information contained in a Schedule 13G filed on February 14, 2022, Select Equity Group, L.P. and George S. Loening, who is the majority owner of Select Equity Group, L.P. and managing member of its general partner, beneficially own 963,628 shares of Class A common stock, with shared power to vote and dispose of all such shares. The principal business address of Select Equity Group, L.P. and George S. Loening is 380 Lafayette Street, 6th Floor, New York, NY 10003.

(8)

Consists of (a) one share of Class A common stock held directly by Ashigrace; (b) 17,549,795 shares of Class B common stock held directly by Ashigrace; (c) 2,203,247 options to purchase shares of Class B common stock exercisable within 60 days of April 7, 2022 held directly by Ashigrace; (d) 1,152,560 shares of Class B common stock held by The Ruma Sharma Family Trust dated December 3, 2018, or the Ruma Sharma Trust; (e) 157,167 shares of Class B common stock held directly by The Sharma Family Trust A dated March 30, 2021, or Trust A; (f) 157,167 shares of Class B common stock held directly by The Sharma Family Trust B dated March 30, 2021, or Trust B; (g) 157,167 shares of Class B common stock held directly by The Sharma Family Trust C dated March 30, 2021, or Trust C; and (h) 157,167 shares of Class B common stock held directly by The Sharma Family Trust D dated March 30, 2021, or collectively with Trust A, Trust B and Trust C, the Sharma Family Trusts. Mr. Sharma is the sole manager of Ashigrace and has sole voting and dispositive power over the shares held by Ashigrace. Mr. Sharma serves as the trustee for the Ruma Sharma Trust, and Mr. Sharma’s spouse serves as the trustee for the Sharma Family Trusts. Mr. Sharma disclaims beneficial ownership of the shares held by the Sharma Family Trusts.

(9)

Consists of (a) 4,761 shares of Class A common stock; (b) 1,041 shares of Class A common stock underlying RSUs expected to vest within 60 days of April 7, 2022; and (c) 117,250 options to purchase shares of Class B common stock exercisable within 60 days of April 7, 2022.

(10)

Consists of (a) 47,619 shares of Class A common stock held directly by Mr. Portocalis; (b) 810,565 shares of Class B common stock held directly by Faliron Investments LLC, or Faliron; and (c) 350,750 options to purchase shares of Class B common stock exercisable within 60 days of April 7, 2022 held directly by Mr. Portocalis. Mr. Portocalis is the president of Faliron and has sole voting and dispositive power over the shares held by Faliron. Does not reflect the exercise of 323,250 options to purchase Class B common stock on April 7, 2022 and corresponding conversion of the underlying Class B common stock into shares of Class A common stock, on a one-for-one basis, in connection with such exercise.

(11)	Consists of (a) 47,619 shares of Class A common stock and (b) 10,915 options to purchase shares of Class B common stock exercisable within 60 days of April 7, 2022.
(12)	Consists of the shares described in footnote (1) above. See footnote (1) regarding Mr. Palumbo’s relationship with the Accel-KKR Funds and KKR-AKI.
(13)

Consists of (a) 100,000 shares of Class A common stock held directly by TF Investment Holdings LLC, or TF Investment; and (b) 1,189,888 options to purchase shares of Class B common stock exercisable within 60 days of April 7, 2022 held directly by TF Investment. Mr. Trainor is the sole manager of TF Investment and has sole voting and dispositive power over the shares held by TF Investment.

(14)

Includes current directors and executive officers. Excludes Jody Davids, who joined our board of directors on April 18, 2022. Ms. Davids did not beneficially own any of our capital stock as of April 7, 2022. Consists of (a) 2,580,950 shares of Class A common stock; (b) 1,041 shares of Class A common stock underlying RSUs expected to vest within 60 days of April 7, 2022; (c) 103,197,707 shares of Class B common stock; and (d) 3,872,050 options to purchase shares of Class B common stock exercisable within 60 days of April 7, 2022. Does not reflect the exercise by Mr. Portocalis of 323,250 options to purchase Class B common stock on April 7, 2022 and corresponding conversion of the underlying Class B common stock into shares of Class A common stock, on a one-for-one basis, in connection with such exercise.

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Stockholders Agreement

In connection with our initial public offering in May 2021, we entered into a stockholders agreement with AKKR and Mr. Sharma, Ashigrace, which is an entity under the control of Mr. Sharma, and certain trusts affiliated with Mr. Sharma, which we collectively refer to as the Sharma parties. Among other things, the stockholders agreement provides that, for so long as AKKR or certain of its permitted transferees hold more of our outstanding common stock than the Sharma parties, AKKR will have the right to nominate (a) five directors to our board of directors for so long as AKKR beneficially owns at least 10% of our outstanding common stock and (b) two directors to our board of directors for so long as AKKR beneficially owns at least 5% but less than 10% of our outstanding common stock. Moreover, after such time as AKKR ceases to hold more of our outstanding common stock than the Sharma parties, AKKR will continue to have the right to nominate two directors to our board of directors until such time as AKKR ceases to beneficially own at least 5% of our outstanding common stock. In addition, for so long as the Sharma parties own at least 5% of our outstanding common stock or Mr. Sharma serves as our chief executive officer, the Sharma parties will have the right to nominate Mr. Sharma to our board of directors. The stockholders agreement further provides that any directors other than those nominated by AKKR or the Sharma parties will be independent directors.

Registration Rights Agreement

In connection with our initial public offering in May 2021, we entered into a registration rights agreement with AKKR and the Sharma parties as well as Messrs. Parson and Portocalis. Under the terms of the registration rights agreement, the parties thereto and certain permitted transferees are entitled to require us to file registration statements for the public resale of the shares of Class A common stock, including shares issuable upon conversion of their shares of Class B common stock, or to include such shares in registration statements that we may file, subject to certain conditions.

Concurrent Private Placement

On May 16, 2021, we entered into a purchase agreement with entities affiliated with AKKR pursuant to which we issued and sold an aggregate of 2,380,950 shares of Class A common stock at a purchase price of $21.00 per share for an aggregate purchase price of approximately $50 million. The shares were sold in a private placement completed concurrently with our initial public offering.

Redemption of Series A Preferred Stock

Upon the completion of our initial public offering in May 2021, we used approximately $47.9 million of the net proceeds to redeem 19,068 shares of Series A preferred stock (including accrued dividends) held by AKKR and approximately $9.0 million of the net proceeds to redeem 3,609 shares of Series A preferred stock (including accrued dividends) held by Ashigrace, an entity controlled by Mr. Sharma.

Other Transactions

In September 2011, we issued a promissory note to Mr. Sharma in the aggregate principal amount of approximately $0.8 million at an interest rate of 2% per annum. Mr. Sharma pledged 805 shares of Series A preferred stock and 1,788,205 shares of common stock as security for the promissory note. In March 2021, Mr. Sharma repaid this promissory note in full, including accrued interest, for an aggregate amount of approximately $1.0 million.

Mr. Sharma’s spouse serves as a vice president of our company. Ms. Sharma received aggregate compensation, inclusive of her base salary and bonus, of approximately $0.2 million for her employment with us in 2021.

The son of our director Gary Trainor serves as a vice president of our company and received aggregate compensation, inclusive of his base salary and bonus, of approximately $0.3 million for his employment with us in 2021.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide that we shall indemnify each of our directors and officers to the fullest extent permitted by Delaware law. We have entered into customary indemnification agreements with each of our executive officers and directors that provide them with customary indemnification in connection with their service to us or on our behalf.

Policies and Procedures for Related Person Transactions

We have adopted a formal, written policy regarding related person transactions that provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $60,000. Our policy also provides that a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons. Our audit committee has the primary responsibility for reviewing and approving or disapproving related person transactions, and our compensation committee is responsible for reviewing and approving or disapproving ordinary course compensation of any immediate family member of a related person that would constitute a related person transaction under our policy. In addition to our policy, our audit committee charter and compensation committee charter provide that these committees shall review and approve or disapprove of any related person transactions as specified in the related person transaction policy.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) MATTERS

Corporate Responsibility Highlights

We are committed to conducting business in an ethical and transparent way, and to being accountable to our customers, our employees, our stockholders, the communities in which we operate and our other stakeholders for the manner in which we run our business. In addition, we believe that operating sustainably drives long-term stockholder value.

Community and Environmental Sustainability

From day one, Paymentus’ mission has been to make receiving and paying bills faster and easier. We seek to serve people across diverse socio-economic backgrounds to enable them to become more financially empowered and stronger stewards of their financial resources. As such, we continually work to enable new and innovative payment channels and payment methods to enhance the utility of our platform for all customers.

•	We enable consumers to pay their bills through a wide variety of payment options day or night.

•	We offer underbanked consumers access to cash-based bill payments through our relationship with Walmart Money Centers.

•	We serve hundreds of small businesses, enabling them to improve their customer engagement and accelerate cash collections.

In addition, we work to remove paper bills and payments from the ecosystem. In 2021, we processed nearly 280 million transactions that otherwise may have been paid with paper checks or cash. Our customers also sent millions of electronic bills, e-mail messages and text messages as reminders of bills. These electronic methods reduce paper-based communications.

Human Capital Management

Talent Vision and Competitive Benefits

We are proud of our community of passionate, talented employees committed to creating positive customer value. It is our goal to create the organizational conditions and culture for talented individuals to continue to develop. Our human capital objectives include identifying, recruiting, retaining, incentivizing and integrating our existing and new employees. In addition to competitive base salaries and cash bonuses, we also offer equity incentive plans to attract, retain and reward key personnel. We aim to advance our unique innovation, business success and stockholder value by motivating such individuals to perform to the best of their abilities, achieve our corporate objectives and drive profitable growth. Some highlights include:

•	We offer a 401(k) company-sponsored retirement plan with an employer-matching component to better support employees’ long-term retirement goals.

•	We offer two “Family Days” annually for all employees, each of which includes a paid day off and a stipend to spend on activities that strengthen family relationships.

•

We believe in great leadership and learning and invest in employee development. Employees take advantage of online training, product training, sales training, technical training, team building events, seminars, conferences, lectures, peer-to-peer and manager-led training and other learning opportunities across our company.

•

To protect the health and safety of our employees and other stakeholders during the COVID-19 pandemic, we transitioned to a virtual work model, in which remote work was the primary experience for substantially all of our employees, and, as employee safety permits, we expect to transition to a more flexible hybrid model going forward.

•	As part of our workforce strategy, we strive to support our employees by:

•	promoting work-life balance by empowering our employees to adopt flexible working arrangements and providing tools for efficient remote collaboration.

•	continuing to provide opportunities for in-person collaboration, when safe to do so, at our office locations.

Employee Engagement

We actively seek opportunities for engagement and communication by our chief executive officer and other senior executive leaders with our broader employee population. For example, we host quarterly interactive town halls that provide an opportunity for our chief executive officer and other senior leaders to be accessible to our global employees while discussing topics such as recent financial results, innovative growth initiatives and success stories.

Compliance and Ethics

Our culture of integrity starts with the Code of Ethics and our compliance program, which includes risk assessment, development of policies and procedures, training, auditing and monitoring, and investigations and remediation of potential compliance matters.

•

The Code of Ethics applies to directors and all employees, including our executive officers. The Code of Ethics is reviewed on an annual basis for any changes to law or policy and updated as appropriate. Changes to the Code of Ethics are reviewed and approved by the audit committee.

•	New employees are required to complete training on the Code of Ethics, and all employees complete supplemental Code of Ethics training and a compliance certification each year.

•

In addition, regular online trainings address the compliance risks of specific roles and business functions, while various additional guidance helps ensure awareness of our policies and our expectations for ethical behavior and a safe work environment where we treat others with respect and do not tolerate harassment or discrimination.

•

Our management team is focused on fostering a culture of trust so that employees at every level feel comfortable speaking up about concerns. All complaints and concerns regarding possible violations of, or non-compliance with, our Code of Ethics, a corporate policy or a law or regulation, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be reported by phone or web through our whistleblower program. Reports may be made anonymously.

Data Privacy, Security and Compliance

We are focused on maintaining appropriate data governance and systems so we can sustain the trust of our customers and other stakeholders, which is fundamental to our business success.

•

We have a dedicated chief information security officer within our information technology department who is responsible for overseeing our information security practices. Our information security and privacy teams continually refine our practices to address emerging security risks and changes in privacy regulations.

•

We post our privacy policy on our website, which describes our data collection, use, sharing and retention practices and internal data protection principles we abide by globally to standardize our data collection practices.

•	We provide annual data protection and security training to all employees, supplemented with periodic, targeted data protection and security training as needed.

•

We offer contractual commitments that allow our customers to meet the privacy protections in the European Union’s General Data Protection Regulation (GDPR) and the California Consumer Privacy Act (CCPA).

•	We maintain payment industry standard certifications and are assessed annually by third party auditors to verify our compliance.

Stockholder Alignment

•	Our management team collectively owns over 20% of our outstanding common stock, which we believe effectively aligns our interests with stockholder interests.

•	A significant portion of our executive compensation is tied to annual performance objectives approved by the compensation committee of our board of directors.

•	Our compensation committee has engaged with an independent compensation consultant to help establish a compensation program designed to be fair and competitive, while balancing stockholder interests.

OTHER MATTERS

Stockholder Proposals or Director Nominations for 2023 Annual Meeting

If a stockholder would like us to consider including a proposal in our proxy statement for our 2023 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 22, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in our proxy materials. Proposals should be addressed to:

Paymentus Holdings, Inc.

Attention: Corporate Secretary

18390 NE 68th St.

Redmond, Washington 98052

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2023 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than 8:00 a.m., Pacific Time, on February 3, 2023, and

•	no later than 5:00 p.m., Pacific Time, on March 5, 2023.

In the event that we hold our 2023 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than 8:00 a.m., Pacific Time, on the 120th day prior to the day of our 2023 annual meeting, and

•	no later than 5:00 p.m., Pacific Time, on the 10th day following the day on which public announcement of the date of the 2023 annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present such proposal at the annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

2021 Annual Report

Our financial statements for our fiscal year ended December 31, 2021 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://ir.paymentus.com/financials/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Paymentus Holdings, Inc., 18390 NE 68th St., Redmond, Washington 98052, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are therefore urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Redmond, Washington

April 21, 2022

SCAN TO VIEW MATERIALS & VOTE PAYMENTUS HOLDINGS, INC. 18390 NE 68TH ST. REDMOND, WA 98052 WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 P.M. Pacific Daylight Time on June 2, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PAY2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:59 P.M. Pacific Daylight Time on June 2, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards must be received by 8:59 P.M. Pacific Daylight Time on June 2, 2022. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D70660-P70670 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PAYMENTUS HOLDINGS, INC. The Board of Directors recommends a vote “FOR ALL” of the following Director nominees. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) William Ingram 02) Robert Palumbo The Board of Directors recommends a vote “FOR” Proposal 2: 2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2022. For Against Abstain NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR ALL” of the Director nominees listed in Item 1 and “FOR” Item 2. If any other matters properly come before the Annual Meeting, the persons named in this proxy will vote in their discretion. THE UNDERSIGNED STOCKHOLDER(S) HEREBY ACKNOWLEDGE(S) RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT AND THE ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2021 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. PAYMENTUS HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS FRIDAY, JUNE 3, 2022 10:00 AM PDT THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Andrew Gerber and Matt Parson, and each of them, as attorney, agent and proxy of the undersigned, each with the full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and Class B common stock of PAYMENTUS HOLDINGS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM PDT on Friday, June 3, 2022, virtually at www.virtualshareholdermeeting.com/PAY2022, and any postponement or adjournment thereof, with all powers that the undersigned would have if personally present. This proxy, when properly executed, will be voted as specified by the undersigned on the reverse side. If no choice is specified, the proxy will be voted as to all shares of the undersigned: FOR ALL of the nominees for director listed on the reverse side and FOR Proposal 2. The proxies are hereby authorized to vote all shares of the undersigned in their discretion upon such other matters as may properly come before the meeting or any postponement or adjournment thereof. Please date and sign on the reverse side exactly as your name appears on the form and mail the proxy promptly. (Continued and to be marked, dated and signed on the reverse side)

Your Vote Counts! PAYMENTUS HOLDINGS, INC. 2022 Annual Meeting Vote by June 2, 2022 8:59 PM PDT PAYMENTUS HOLDINGS, INC. 18390 NE 68TH ST. REDMOND, WA 98052 D70677-P70670 You invested in PAYMENTUS HOLDINGS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 3, 2022. Get informed before you vote View the Notice of Annual Meeting & Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 20, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* June 3, 2022 10:00 AM PDT Virtually at: www.virtualshareholdermeeting.com/PAY2022 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting and the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.ProxyVote.com or easily request a paper or email copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters. Voting Items 1. Election of Directors Nominees: 01) William Ingram 02) Robert Palumbo Board Recommends 2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2022. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. D70678-P70670